UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2003

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Veterans Blvd., South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(650) 624-1100
(Registrant’s telephone number, including area code)

Item 5.

On August 1, 2003, Rigel Pharmaceuticals, Inc. (“Rigel”) announced the completion of a previously-announced stockholder rights offering.  Stockholders subscribed for an aggregate of 1,615,705 shares of Rigel common stock at $5.76 per share with gross proceeds totaling approximately $9.3 million.  The share numbers and purchase prices referenced throughout this Form 8-K and related exhibit reflect the previously-announced one-for-nine reverse stock split effected by Rigel on June 24, 2003.

Rigel’s press release with respect to the closing of the rights offering is attached as Exhibit 99.1. This press release is incorporated herein by reference.

The press release contains “forward-looking” statements, including statements related to the sufficiency of Rigel’s cash resources. Any statements contained in the press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the timing and success of clinical trials as well as the risks detailed from time to time in Rigel’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Annual Report on Form 10-K, as amended, for the year ended December 31, 2002. Rigel does not undertake any obligation to update forward-looking statements.

Item 7.  Financial Statements and Exhibits

(a) and (b) Not Applicable.

(c)  Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release entitled “Rigel Completes Stockholder Rights Offering,” dated August 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rigel Pharmaceuticals, Inc.

Dated: August 4, 2003
	By:	/s/ James H. Welch
James H. Welch Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release entitled “Rigel Completes Stockholder Rights Offering,” dated August 1, 2003.